Exhibit 10.5

ACCOUNT CONTROL AGREEMENT

ACCOUNT CONTROL AGREEMENT (this “Agreement”), dated as April 25, 2005, by and among Wachovia Bank, National Association, as depository bank (“Depository Bank”), Portside Growth & Opportunity Fund, a company organized under the laws of the Cayman Islands (“Secured Party”), in its capacity as agent for the Buyers (as defined below), and Millennium Cell Inc., a Delaware corporation (the “Company”).

Statement of Facts

Depository Bank acknowledges that as of the date hereof, it maintains in the name of the Company a certain deposit account (Account Name: __________________ and No.#_________) (collectively with all monies on deposit in such deposit account and all certificates and instruments, if any, representing or evidencing such deposit account, the “Account”). Except as otherwise set forth herein, such deposit account is governed by the terms and conditions of the Deposit Agreement and Disclosures for Non-Personal Accounts or other comparable deposit account agreement published by Depository Bank from time to time (the “Deposit Agreement”).

In connection with the Securities Purchase Agreement, dated as of April 20, 2005 (the “Securities Purchase Agreement”), by and among the Company and the Buyers, the Buyers have purchased 10,000 shares (the “Preferred Shares”) of the Company’s Series C Convertible Preferred Stock, par value $.001 per share. The Buyers shall be entitled to receive dividends (the “Dividends”) on such Preferred Shares in accordance with the terms set forth in the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock (the “Certificate of Designations”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Certificate of Designations.

To secure the payment of Dividends under the Certificate of Designations and certain other obligations of the Company under the Certificate of Designations, the Company hereby informs Depository Bank that it has granted to the Buyers a security interest in the Account pursuant to the Security Agreement with the Secured Party, dated the date hereof (the "Security Agreement"). The parties desire to enter into this Agreement in order to set forth their relative rights and duties with respect to the Account.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Account Funds. The Company hereby represents and warrants to Secured Party that the Company has deposited into the Account cash in the amount of $1,900,000. In connection with the payment of Dividends in cash on any Dividend Date pursuant to and in accordance with the Certificate of Designations, the Company shall deliver to Depository Bank written instructions not later than five business days prior to each Dividend Payment Date, with a copy of such notice to Secured Party, directing the release to the holders of the Preferred Shares on such Dividend Payment Date from the Account of an amount in cash equal to the value of the Dividends paid in cash to the holders of the Preferred Shares with respect to such Dividend Date. Such notice shall contain payment amounts and wire instructions for each holder of the Preferred Shares as of such Dividend Payment Date. In connection with the payment of Dividends in capital stock of the Company on any Dividend Date or the conversion of Preferred Shares prior to such Dividend Date, the Company shall deliver to Depository Bank written instructions not later than five business days prior to each Dividend Payment Date, with a copy of such notice to Secured Party, directing the release to the Company on the tenth Business Day following such Dividend Date of an amount in cash equal to the value of Dividends paid in capital stock of the Company to holders of the Preferred Shares with respect to such Dividend Date or the ratable amount of Dividends corresponding to any Preferred Shares no longer outstanding as of such Dividend Date. For example, if $2,000,000 of a total of $8,000,000 in Preferred Shares are converted during a quarter, then an amount equal to 1/4 of the remaining funds in the account will be refunded to the Company less the amount of dividends paid for that quarter on such tenth Business Day following such Dividend Date. Except for withdrawals on the dates and for the amounts specified above and pursuant to Section 10(c), the Company agrees that it shall not be entitled to request withdrawals from the Account. The Company hereby covenants and agrees that the Account shall be exclusively used as the deposit account in connection with the transactions contemplated by the Transaction Documents and shall not be used for any other purpose.

2. No Liens on Account. Depository Bank represents that it has not received written notice of any current claim to the Account from any person not a party to this Agreement. Depository Bank has not entered into and will not enter into any agreement with any person other than the Company and Secured Party by which Depository Bank is obligated for any reason to comply with instructions from such other person as to the disposition of funds in or from the Account other than those approved in writing as provided herein by the Company and/or Secured Party. Depository Bank will not agree that any person other than the Company or Secured Party is Depository Bank’s customer with respect to the Account. Depository Bank will not exercise or claim any security interest, lien, right of set-off, deduction, recoupment or banker’s lien or any other interest in or against the Account and Depository Bank hereby waives any such interest, right or lien which it may have against the Account, except that Depository Bank may offset and charge such Account for all service charges, fees, expenses, adjustments or correction of posting or encoding errors and other items normally chargeable to any similar deposit account at Depository Bank, whether incurred before or after the date of this Agreement.

3. Control of Account. The Company hereby authorizes and directs Depository Bank to comply, and Depository Bank agrees to comply, with instructions originated by Secured Party in accordance with this Agreement and the Security Agreement directing the disposition of funds from time to time in the Account or as to any other matters relating to the Account without further consent by the Company, but subject to the terms of this Agreement and the Security Agreement. Depository Bank shall permit transactions in the Account by notices given in accordance with Section 1 hereof (it being understood that the Depository Bank shall have no obligation to verify the accuracy of such notices) at the direction of the Company or the Company’s authorized representatives until such time as Secured Party delivers written notice (the “Notice of Exclusive Control”) to Depository Bank that (i) the Company has failed to pay any Obligation (as defined in the Security Agreement) when due, whether in cash or in kind as permitted pursuant to the Certificate of Designation, and such failure to pay continues for a period of at least five (5) Business Days, or a Liquidation Event has occurred with respect to the Company and (ii) Secured Party is thereby exercising exclusive control over the Account. The Company and Secured Party acknowledge and agree that Secured Party shall not be entitled to deliver a Notice of Exclusive Control until a Company fails to pay any Obligation (as defined in the Security Agreement) when due, whether in cash or in kind as permitted pursuant to the Certificate of Designation, and such failure to pay continues for a period of at least five (5) Business Days, or a Liquidation Event has occurred. Not later than the next business day after the date of receipt of the Notice of Exclusive Control with respect to items presented through the Federal Reserve System, local clearinghouses, or automated clearinghouses, and not later than the second business day after the date or receipt of the Notice of Exclusive Control with respect to items presented for payment or acceptance over the counter, Depository Bank will cease complying with orders or directions concerning disposition of funds in the Account initiated by the Company or the Company’s authorized representatives. Any Notice of Exclusive Control received after 2:00 p.m. New York time shall be deemed to have been received on the next business day. Depository Bank will use the Fedwire system to make any funds transfer from the Account to any account specified by Secured Party in accordance herewith unless for any reason the Fedwire system is unavailable, in which case Depository Bank will determine the funds transfer system to be used in making each funds transfer and the means by which each transfer will be made.

4. Statements and Notices of Adverse Claims. At Secured Party’s written request, Depository Bank will furnish in accordance with its standard practices copies of all correspondence, notices, and account statements (but not canceled checks) or other information which Depository Bank is otherwise obligated to send to the Company (by law, agreement or otherwise) to Secured Party by regular U.S. mail at the address specified below. Depository Bank also agrees, prior to Depository Bank’s receipt of a Notice of Exclusive Control, to provide copies of account statements and operating account balance information and other account information to the Company, including account balances by telephone and by computer to the extent practicable and as requested by the Company. Depository Bank’s liability for failure to comply with this paragraph shall not exceed the cost of providing such information. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account, Depository Bank will endeavor to notify Secured Party and the Company thereof if such notice is not otherwise prohibited by law or court order but Depository Bank will not, in any event, be liable for any loss if it fails to so notify Secured Party or the Company.

5. Exculpation. Depository Bank shall be entitled to rely conclusively upon any notice or instruction it receives from the Company or Secured Party and Depository Bank shall have no obligation to investigate or verify the authenticity or correctness of any such notice or instruction. Depository Bank shall have no liability to the Company for Depository Bank’s honoring of any instructions or directions regarding the Account which Depository Bank receives from the Company or Secured Party, and Depository Bank shall be fully discharged from liability with respect to any funds on deposit in the Account to the extent it honors such instructions and transfers same to or at the direction of the Company or Secured Party. Depository Bank will use due care in performing its duties and responsibilities and shall only be responsible for any loss which the Company or Secured Party sustains to the extent that such loss is proximately caused by Depository Bank’s willful misconduct, bad faith or gross negligence. Depository Bank shall have no liability to any party for failure of, or delay in its performance under this Agreement as a result of any act of God, fire, other catastrophe, electrical or computer failure, any events beyond the control of Depository Bank or fraud committed by third parties who are unaffiliated with Depository Bank. This Agreement does not create any obligation or duty of Depository Bank other than those expressly set forth herein, and in no event shall Depository Bank be construed as a fiduciary for any party. Except as specifically required under the Deposit Agreement, Depository Bank has no duty whatsoever to monitor the items deposited into the Account, nor except as set forth in the Deposit Agreement, does Depository Bank have any responsibility for notifying Secured Party or the Company if any items are returned for any reason. Depository Bank has no responsibility or liability to either Secured Party or the Company for complying with any law, regulation or court order affecting the Account. Depository Bank has no duty to investigate or make any determination as to whether default exists under any agreement between the Company and Secured Party and shall comply with a Notice of Exclusive Control even if it believes that no such default exists.

6. Indemnification of Depository Bank. The Company hereby agrees to indemnify and hold harmless Depository Bank, its directors, officers, agents and employees against any and all losses, claims, causes of action, liabilities, damages and expenses, including without limitation, unpaid charges and fees and any and all court costs and other litigation expenses and reasonable attorneys’ fees and expenses of external counsel (collectively, “Losses”), incurred by Depository Bank as a direct result of the Depository Bank’s entering into this Agreement, honoring any instructions or directions it receives from the Company with respect to the Account during the term of this Agreement or, to the extent required by this Agreement, not honoring any instructions it receives from the Company with respect to the Account during the term of this Agreement, except to the extent that any such Losses result from the willful misconduct, bad faith or gross negligence of Depository Bank. The Company represents and warrants to Depository Bank that compliance with this Agreement by the Company does not, and will not, violate applicable law or any other agreement concerning the Account or any other account of the Company maintained at Depository Bank. Secured Party hereby agrees to indemnify Depository Bank, its directors, officers, agents and employees against any and all Losses incurred by Depository Bank as a direct result of the Depository Bank’s honoring any instructions or directions it receives from Secured Party with respect to the Account during the term of this Agreement or, to the extent required by this Agreement, not honoring any instructions it receives from Secured Party with respect to the Account during the term of this Agreement, except to the extent that any such Losses result from the willful misconduct, bad faith or gross negligence of Depository Bank. In no event shall any party hereunder be liable to any other party hereunder for lost profits or special, indirect, exemplary, consequential or punitive damages, even if it shall have been advised of the possibility of such damages. Regardless of the method of termination of this Agreement or by whom such termination is effected, the indemnity obligations contained in this Section shall survive the termination of this Agreement and may be fully enforced by Depository Bank after the termination of this Agreement for events giving rise to an indemnity claim hereunder for a period of one hundred eighty (180) days after termination hereof.

7. Reimbursement. If there are insufficient funds in the Account to pay any amounts hereunder, or if the Depository Bank in good faith believes that any legal process or applicable law prohibits such charges or offsets against such Account, or the Account is closed, then the Depository Bank may demand that the Company pay and the Company agrees to pay the Depository Bank within five (5) business days of written notice of demand the following: (i) all service charges, fees, expenses, adjustments or correction of posting or encoding errors (including reasonable attorneys’ fees of external counsel actually incurred in connection with enforcement by the Depository Bank of the obligations hereunder of the Company) and other items normally chargeable to the Account, and (ii) any overdrafts in the Account. In the absence of gross negligence, bad faith or willful misconduct on the part of the Depository Bank, the Company shall bear all risk of loss associated with any Account. Depository Bank reserves the right to charge the Account regardless of any agreement to be compensated by means of balances.

8. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, which is the State where the Accounts are maintained (without giving effect to its conflicts of law rules) and the jurisdiction of the Depository Bank for purposes of the applicable Uniform Commercial Code.

9. Judicial or Administrative Process; Bankruptcy. In the event that any third party should assert an adverse claim against the Account or any sums on deposit therein, whether such a claim arises by tax lien, execution, attachment, garnishment, writ of sequestration, levy, the claim of a trustee in bankruptcy or debtor-in-possession, or a competing lien creditor or other legal process, the Depository Bank in addition to any other remedies the Depository Bank may possess under this Agreement or at law or in equity, may suspend disbursements from such Account without any liability until such time as the Depository Bank shall receive an appropriate court order or other assurances reasonably satisfactory to the Depository Bank establishing that the funds may continue to be disbursed according to instructions then applicable to the Account, and/or are authorized to immediately interplead all such funds in such Account into the registry of the appropriate courts located in the State where such Account is maintained, the Company shall pay all of the Depository Bank’s costs, expenses and reasonable attorney's fees of external counsel. In addition, in the event a bankruptcy or insolvency proceeding shall be instituted by or against the Company, the Depository Bank shall be entitled to refuse to permit any deposits, withdrawals and/or transfers from the Account without any liability until satisfactory documentation is provided to the Depository Bank that continued deposits, withdrawals and/or transfers from the Account will be authorized and not in violation of any laws, regulations, or orders of any court.

10. Termination. (a) This Agreement may be terminated by the Company but only with the prior express written consent of Secured Party, and in that case Secured Party and the Company shall jointly notify Depository Bank of such termination. This Agreement may be terminated by Secured Party at any time upon its delivery of written notice of such termination to Depository Bank. This Agreement may be terminated by the Company without the prior express written consent of Secured Party at any time after Secured Party ceases to have a security interest in the Account.

(b) This Agreement may be terminated by Depository Bank at any time on not less than thirty (30) days’ prior written notice of such intention delivered by it to each of the Company and Secured Party.

(c) Upon termination of this Agreement, all funds remaining in the Account shall be forwarded by Depository Bank (i) if such termination occurs prior to Depository Bank’s receipt of a Notice of Exclusive Control, directly to Company or to an account of Company at a depository institution designated by Company, or (ii) if such termination occurs after Depository Bank’s receipt of a Notice of Exclusive Control, directly to the Secured Party or to an account of the Secured Party at a depository institution designated by the Secured Party.

11. Entire Agreement. This Agreement, the Deposit Agreement, the instructions herein and the notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof. The parties hereby confirm and agree, with respect to any term or condition of the Deposit Agreement that conflicts with this Agreement, that the terms and conditions of this Agreement shall govern.

12. Amendments. No amendment, modification or termination of this Agreement, nor any assignment of any rights hereunder shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

13. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

14. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given if delivered in person, or by recognized overnight courier, or if sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to each party at its respective address and be issued by or directed to the designated officer (the “Designated Officer”) set forth beneath its signature below (or at such other address and to or by such other Designated Officer as such party may designate in writing to the other parties). Such notices or communications shall be effective not more than two (2) banking days (exclusive of the date actually received) after receipt by the Designated Officer.

15. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

16. Waiver of Right to Trial by Jury. EXCEPT AS MAY BE PROHIBITED BY APPLICABLE LAW, EACH OF SECURED PARTY, DEPOSITORY BANK AND THE COMPANY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH SECURED PARTY, DEPOSITORY BANK OR THE COMPANY ARE PARTIES AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

PORTSIDE GROWTH & OPPORTUNITY FUND

By:

Name: Title:

Address:

MILLENNIUM CELL INC.

By: /s/ John D. Giolli

Name: John D. Giolli Title: Vice President — Finance and Chief Financial Officer

Address: One Industrial Way West
Eatontown, New Jersey 07724

WACHOVIA BANK, NATIONAL ASSOCIATION

By:/s/ Robert G. Murphy Jr.

Name: Robert G. Murphy Jr. Title: Senior Vice President

Address: 1889 Hwy 27
Edison NJ 08817